Exhibit 10.31

Addendum to License Agreement dated 21st of December 2006 between Adept Technology and Fundacion Tecnalia Research & Innovation.

WHEREAS,

A)
As a result of a merger process, on 31st December 2010, FUNDACIÓNFATRONIK was taken over by FUNDACIÓN TECNALIA RESEARCH & INNOVATION, with tax identification code G-48975767 and REGISTERED OFFICE AL Parque Tecnológico de San Sebastián, Mikeletegi Pasealekua 2, E-20009 Donostia ‑ San Sebastián, Spain. FUNDACIÓN TECNALIA RESEARCH & INNOVATION acquired by universal succession all of the rights and obligations of the absorbed entity.

B)	ADEPT and TECNALIA desire to modify partially the License Agreement.
NOW, THEREFORE THE PARTIES AGREE AS FOLLOWS:

I.    Exclusivity and Minimum Unit Volume

Effective May 1st, 2012, Adept Technology will give up exclusivity foreseen in section Fourth and will continue to license the patent in countries where patent protection exists on a non-exclusive basis. The license fee for non-exclusive use on a per robot basis will be according to the original contract section 5.2.2
Non-exclusive License fee starting May 1. 2012 going forward
Year 5: 600 US$(Adept Fiscal Year 2012) (from May 1 to June 30, 2012)
Year 6: 500 US$(Adept Fiscal Year 2013)
Year 7: 400 US$(Adept Fiscal Year 2014)
Year 8: 300 US$(Adept Fiscal Year 2015)
Following years until the termination of the contract in 2022: 300 US$

II.    Contract Duration
According to 3.2 the original contract ends on December 20, 2012 (6 year duration after signing). The parties agree to extend the contract for another 10 years until December 31, 2022.

Exhibit 10.31

ADEPT TECHNOLOGY, INC. By (Print) Joachim Melis Title Vice President Business Development Date April 25, 2012	Fundación Tecnalia Research & Innovation By (Print) Pedro Carnicer Title Division Industry and Transport Manager Date April 25, 2012

AMENDMENT FATRONIK APRIL 2012.DOCX